EXHIBIT 99.1

CHENIERE ENERGY, INC. NEWS RELEASE
Cheniere Energy, Inc. Reports Fourth Quarter and Full Year 2014 Results
Houston, Texas - February 20, 2015 - Cheniere Energy, Inc. (“Cheniere”) (NYSE MKT: LNG) reported a net loss attributable to common stockholders of $158.6 million, or $0.70 per share (basic and diluted), for the three months ended December 31, 2014, compared to a net loss attributable to common stockholders of $135.2 million, or $0.61 per share (basic and diluted), for the corresponding 2013 period. For the year ended December 31, 2014, Cheniere reported a net loss attributable to common stockholders of $547.9 million, or $2.44 per share (basic and diluted), compared to a net loss attributable to common stockholders of $507.9 million, or $2.32 per share (basic and diluted), during the corresponding period of 2013.

Results include significant items for the three months and year ended December 31, 2014 of $44.2 million and $286.7 million, compared to $34.0 million and $109.1 million for the comparable 2013 periods, respectively. The significant items for the three months and year ended December 31, 2014 related to development expenses primarily for the liquefaction facilities being developed by us near Corpus Christi, Texas (the “Corpus Christi Liquefaction Project”), losses on early extinguishment of debt related to the write-off of debt issuance costs by Sabine Pass Liquefaction, LLC (“Sabine Pass Liquefaction”) in connection with the refinancing of a portion of its credit facilities in May 2014 and April 2013, and derivative gains (losses) due primarily to changes in long-term LIBOR during the respective periods.

Included in general and administrative expense were non-cash compensation expenses of $16.3 million and $96.7 million for the three months and year ended December 31, 2014, respectively, compared to $64.9 million and $252.1 million for the comparable 2013 periods, respectively.

Results are reported on a consolidated basis and include our ownership interest in Cheniere Energy Partners, L.P. (“Cheniere Partners”), which is based on our 100% ownership of the general partner of Cheniere Partners and 80.1% ownership interest in Cheniere Energy Partners LP Holdings, LLC which owns a 55.9% limited partner interest in Cheniere Partners.

Overview of Recent Significant Events

•
In November 2014, we issued an aggregate principal amount of $1.0 billion in convertible unsecured payment in kind notes to RRJ Capital II, Ltd., Baytree Investments (Mauritius) Pte Ltd., and Seatown Lionfish Pte Ltd. Proceeds from the notes will be used for general corporate purposes and to fund a portion of the costs of developing, constructing, and placing into service the Corpus Christi Liquefaction Project;

•
In December 2014, we engaged 19 financial institutions to act as Joint Lead Arrangers to assist in the structuring and arranging of up to $11.5 billion of debt facilities for the Corpus Christi Liquefaction Project;

•
In December 2014, Corpus Christi Liquefaction, LLC (“Corpus Christi Liquefaction”) entered into a liquefied natural gas (“LNG”) Sale and Purchase Agreement (“SPA”) with EDP Energias de Portugal S.A. (“EDP”) under which EDP has agreed to purchase 40.0 million MMBtu of LNG per year (approximately 0.8 million tonnes per annum (“mtpa”)) upon the date of first commercial delivery of the third natural gas liquefaction train (“Train”) at the Corpus Christi Liquefaction Project;

•	In December 2014, the Federal Energy Regulatory Commission (“FERC”) granted Corpus Christi Liquefaction the authorization to site, construct, and operate the Corpus Christi Liquefaction Project; and

•
In January 2015, we signed a note purchase agreement with EIG Management Company, LLC (“EIG”) whereby funds managed by EIG have agreed to purchase approximately $1.5 billion of convertible notes that would be issued by Cheniere CCH HoldCo II, LLC, a wholly owned direct subsidiary of ours, which is scheduled to fund once we reach a positive final investment decision on the Corpus Christi Liquefaction Project. The net proceeds will be used to fund a portion of the costs of developing, constructing, and placing into service the Corpus Christi Liquefaction Project.

Liquefaction Projects Update
Sabine Pass Liquefaction Project
Through Cheniere Partners we are developing up to six Trains, each with a nominal production capacity of approximately 4.5 mtpa, at the Sabine Pass LNG terminal adjacent to the existing regasification facilities. We have received FERC and U.S. Department of Energy (“DOE”) approvals for Trains 1 through 4, and we have filed all required regulatory applications with the FERC and DOE to develop Trains 5 and 6.
The Trains are in various stages of development.

•
Construction on Trains 1 and 2 began in August 2012, and as of December 31, 2014, the overall project for Trains 1 and 2 was approximately 81% complete, which is ahead of the contractual schedule. Based on our current construction schedule, we anticipate that Train 1 will produce LNG as early as late 2015.

•
Construction on Trains 3 and 4 began in May 2013, and as of December 31, 2014, the overall project for Trains 3 and 4 was approximately 54% complete, which is ahead of the contractual schedule. We expect Trains 3 and 4 to become operational in late 2016 and 2017, respectively.

•
Trains 5 and 6 are under development. We have entered into SPAs for approximately 3.75 mtpa in aggregate that commence with the date of first commercial delivery for Train 5. We have received authorizations from the DOE to export 503 Bcf per year of LNG volumes from Trains 5 and 6 to free trade agreement (“FTA”) countries. Authorization to export LNG to non-FTA countries is pending. In December 2014, the FERC published the final Environmental Assessment, and final FERC authorization is subject to commissioner approvals.

We will contemplate making a final investment decision to commence construction of Train 5 and Train 6 based on, among other things, entering into engineering, procurement and construction (“EPC”) contracts, entering into acceptable commercial arrangements, receiving all regulatory approvals and obtaining financing.
Corpus Christi Liquefaction Project
We continue to make progress on the commercialization and development of the Corpus Christi Liquefaction Project, which is being designed for up to three Trains with expected aggregate nominal production capacity of approximately 13.5 mtpa of LNG.

•	To date, we have entered into SPAs aggregating approximately 6.9 mtpa of LNG volumes commencing with Trains 1 and 2, and approximately 1.5 mtpa of LNG volumes commencing with Train 3.

•
In December 2014, we received authorization from the FERC to site, construct, and operate the Corpus Christi Liquefaction Project. We have received authorization from the DOE to export up to approximately 767 Bcf per year of domestically produced LNG to FTA countries. Authorization to export LNG to non-FTA countries is pending. We expect to receive the remaining regulatory approvals during the first half of 2015.

We will contemplate making a final investment decision to commence construction of the Corpus Christi Liquefaction Project based upon, among other things, entering into acceptable commercial arrangements, receiving all regulatory approvals and completing financing.

Timelines for Liquefaction Projects

Target Date
	Sabine Pass Liquefaction		Corpus Christi Liquefaction
Milestone	Trains 1 - 4	Trains 5 & 6	Trains 1 - 3
DOE export authorization	Received	Received FTA Pending Non-FTA	Received FTA Pending Non-FTA
Definitive commercial agreements	Completed 16.0 mtpa	T5: Completed T6: 2015	T1-T2: Completed T3: 2015
- BG Gulf Coast LNG, LLC	5.5 mtpa
- Gas Natural Fenosa	3.5 mtpa
- KOGAS	3.5 mtpa
- GAIL (India) Ltd.	3.5 mtpa
- Total Gas & Power N.A.		2.0 mtpa
- Centrica plc		1.75 mtpa
- PT Pertamina (Persero)			1.52 mtpa
- Endesa, S.A.			2.25 mtpa
- Iberdrola, S.A.			0.76 mtpa
- Gas Natural Fenosa LNG SL			1.50 mtpa
- Woodside Energy Trading Singapore			0.85 mtpa
- Électricité de France, S.A.			0.77 mtpa
- EDP Energias de Portugal S.A.			0.77 mtpa
EPC contracts	Completed	2015	Completed
Financing	Completed	2015	2015
- Equity commitments			Received
- Debt commitments			Received
FERC authorization	Completed
- FERC Order		2015	Received
- Certificate to commence construction		2015	2015
Issue Notice to Proceed	Completed	2015	2015
Commence operations	2015 - 2017	2018/2019	2018/2019

Cheniere Energy, Inc. is a Houston-based energy company primarily engaged in LNG-related businesses, and owns and operates the Sabine Pass LNG terminal and Creole Trail Pipeline in Louisiana. Cheniere is pursuing related business opportunities both upstream and downstream of the Sabine Pass LNG terminal. Through its subsidiary, Cheniere Energy Partners, L.P., Cheniere is developing a liquefaction project at the Sabine Pass LNG terminal adjacent to the existing regasification facilities for up to six Trains, each of which is expected to have a nominal production capacity of approximately 4.5 mtpa. Construction has begun on Trains 1 through 4 at the Sabine Pass Liquefaction Project. Cheniere has also initiated a project to develop liquefaction facilities near Corpus Christi, Texas. The Corpus Christi Liquefaction Project is being designed for up to three Trains, with expected aggregate nominal production capacity of approximately 13.5 mtpa of LNG, three LNG storage tanks with capacity of approximately 10.1 Bcfe and two LNG carrier docks. Commencement of construction for the Corpus Christi Liquefaction Project is subject, but not limited, to obtaining regulatory approvals, entering into long-term customer contracts sufficient to underpin financing of the project, obtaining financing, and Cheniere making a final investment decision. Cheniere believes that LNG exports from the Corpus Christi Liquefaction Project could commence as early as 2018.
For additional information, please refer to the Cheniere website at www.cheniere.com and Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the Securities and Exchange Commission.
This press release contains certain statements that may include “forward-looking statements” within the meanings of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere’s business strategy, plans and objectives, including the construction and operation of liquefaction facilities, (ii) statements regarding expectations regarding regulatory authorizations and approvals, (iii) statements expressing beliefs and expectations regarding the development of Cheniere’s LNG terminal and pipeline businesses, including liquefaction facilities, (iv) statements regarding the business operations and prospects of third parties, (v) statements regarding potential financing arrangements and (vi) statements regarding future discussions and entry into contracts. Although Cheniere believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere’s periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere does not assume a duty to update these forward-looking statements.

 (Financial Table Follows)

Cheniere Energy, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)(1)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenues
LNG terminal revenues	$67,363	$66,185	$267,606	$265,406
Marketing and trading revenues (losses)	(1,768)	(199)	(1,286)	242
Other	357	435	1,634	1,565
Total revenues	65,952	66,421	267,954	267,213

Operating costs and expenses
General and administrative expense	107,926	106,541	323,709	384,512
Operating and maintenance expense	16,594	12,744	85,792	89,169
Depreciation expense	15,296	15,676	64,258	61,209
Development expense	15,457	10,720	54,376	60,934
Other	13,142	117	13,387	375
Total operating costs and expenses	168,415	145,798	541,522	596,199

Loss from operations	(102,463)	(79,377)	(273,568)	(328,986)

Other income (expense)
Interest expense, net	(50,293)	(43,594)	(181,236)	(178,400)
Loss on early extinguishment of debt	—	(51,066)	(114,335)	(131,576)
Derivative gain (loss), net	(28,726)	27,742	(118,012)	83,448
Other income (expense)	(544)	137	(583)	1,091
Total other expense	(79,563)	(66,781)	(414,166)	(225,437)

Loss before income taxes and non-controlling interest	(182,026)	(146,158)	(687,734)	(554,423)
Income tax provision	(1,996)	(1,589)	(4,143)	(4,340)
Net loss	(184,022)	(147,747)	(691,877)	(558,763)
Less: net loss attributable to non-controlling interest	(25,409)	(12,518)	(143,945)	(50,841)
Net loss attributable to common stockholders	$(158,613)	$(135,229)	$(547,932)	$(507,922)

Net loss per share attributable to common stockholders—basic and diluted	$(0.70)	$(0.61)	$(2.44)	$(2.32)

Weighted average number of common shares outstanding—basic and diluted	226,201	221,624	224,338	218,869

Cheniere Energy, Inc.
Consolidated Balance Sheets
(in thousands, except share data)(1)

	December 31,
	2014	2013
ASSETS
Current assets
Cash and cash equivalents	$1,747,583	$960,842
Restricted cash and cash equivalents	481,737	598,064
Accounts and interest receivable	4,419	4,486
LNG inventory	4,294	10,563
Prepaid expenses and other	20,844	17,225
Total current assets	2,258,877	1,591,180

Non-current restricted cash and cash equivalents	550,811	1,031,399
Property, plant and equipment, net	9,246,753	6,454,399
Debt issuance costs, net	242,323	313,944
Non-current derivative assets	11,744	98,123
Goodwill	76,819	76,819
Other non-current assets	186,356	107,373
Total assets	$12,573,683	$9,673,237

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$13,426	$10,367
Accrued liabilities	169,129	186,552
Deferred revenue	26,655	26,593
Derivative liabilities	23,247	13,484
Other	18	15
Total current liabilities	232,475	237,011

Long-term debt, net	9,806,084	6,576,273
Non-current deferred revenue	13,500	17,500
Other non-current liabilities	20,107	2,396

Commitments and contingencies

Stockholders’ equity (deficit)
Preferred stock, $0.0001 par value, 5.0 million shares authorized, none issued	—	—
Common stock, $0.003 par value
Authorized: 480.0 million shares at December 31, 2014 and 2013
Issued and outstanding: 236.7 million and 238.1 million shares at December 31, 2014 and 2013, respectively	712	716
Treasury stock: 10.6 million shares and 9.0 million shares at December 31, 2014 and 2013, respectively, at cost	(292,752)	(179,826)
Additional paid-in-capital	2,776,702	2,459,699
Accumulated deficit	(2,648,839)	(2,100,907)
Total stockholders’ equity (deficit)	(164,177)	179,682
Non-controlling interest	2,665,694	2,660,375
Total equity	2,501,517	2,840,057
Total liabilities and equity	$12,573,683	$9,673,237

(1)	Please refer to the Cheniere Energy, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the Securities and Exchange Commission.

As of December 31, 2014, we had unrestricted cash and cash equivalents of $1,747.6 million available to Cheniere. In addition, we had current and non-current restricted cash and cash equivalents of $1,032.5 million (which included current and non-current restricted cash and cash equivalents available to Cheniere Partners, Sabine Pass Liquefaction and Sabine Pass LNG, L.P.) designated for the following purposes: $0.6 billion for the Sabine Pass Liquefaction Project, $36.2 million for Cheniere Creole Trail Pipeline, L.P., $91.1 million for interest payments related to the Sabine Pass LNG senior secured notes, and $292.3 million for other restricted purposes.

CONTACTS:
Investors: Randy Bhatia: 713-375-5479 Christina Burke: 713-375-5104
Media: Faith Parker: 713-375-5663